UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

MEDIACOM LLC

(Exact name of Registrant as specified in its charter)

New York	333-82124-01	06-1433421
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Mediacom Way

Mediacom Park, NY 10918

(Address of principal executive offices)

Registrant’s telephone number: (845) 443-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 5, 2015, Mediacom LLC issued a press release announcing its financial results for the three months ended March 31, 2015. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The press release contains disclosure of operating income before depreciation and amortization (“OIBDA”), Adjusted OIBDA, free cash flow, and cash interest expense, which are not measures of performance calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. Reconciliations of OIBDA, Adjusted OIBDA, free cash flow and cash interest expense to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented on Table 4 of the press release. Disclosure regarding management’s reasons for presenting these non-GAAP measures is set forth on Table 7 of the press release.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release issued by Mediacom LLC on May 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2015

Mediacom LLC

By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and
Chief Financial Officer